     As filed with the Securities and Exchange Commission on March 31, 2000
                                                    Registration No. 333-_____
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                 CONDUCTUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                           3361                      77-0162388
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)    Classification Code Number)    Identification Number)

                               969 W. MAUDE AVENUE

                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 523-9950
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)
                               CHARLES E. SHALVOY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 CONDUCTUS, INC.

                               969 W. MAUDE AVENUE

                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 523-9950
     (Name and address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------

                                   COPIES TO:
                              RICHARD S. GREY, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                 400 SANSOME ST.
                             SAN FRANCISCO, CA 94111
                               ------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|






                                          CALCULATION OF REGISTRATION FEE
-------------------------------- ------------------ --------------------- -------------------------- ---------------------------
                                                      Proposed Maximum
    Title of each class of          Amount to be      Offering Price      Proposed Maximum                 Amount of
  Securities to be Registered        Registered       per Security (1)    Aggregate Offering Price (1)     Registration Fee
-------------------------------- ------------------ --------------------- -------------------------- ---------------------------
Common Stock, $0.0001 par value   5,500,000 shares        $37.875                 $208,312,500                 $54,994.50
-------------------------------- ------------------ --------------------- -------------------------- ---------------------------

(1) The price of $37.875 per share, which was the average of the high and low prices of the common stock on the Nasdaq Stock Market on March 28, 2000 is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED MARCH 31, 2000

                                5,500,000 SHARES

                                 CONDUCTUS, INC.

                                  COMMON STOCK

                                -----------------


     This prospectus is part of a registration statement that covers 5,500,000 shares of our common stock. These shares may be offered and sold from time to time by certain of our shareholders, as identified below in the section entitled "Selling Shareholders." We will not receive any proceeds from the sale of the shares. We will bear the costs relating to the registration of the shares. 4,500,000 of the shares were issued to certain selling shareholders in connection with a sale of Series C preferred stock and warrants on December 10, 1999. 1,000,000 of the shares were issued to certain selling shareholders in connection with a sale of common stock on January 18, 2000. The selling shareholders may sell the shares from time to time on the Nasdaq SmallCap Market in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. See "Plan of Distribution." Each selling stockholder has advised us that no sale or distribution other than as disclosed herein will be effected until after this prospectus shall have been appropriately amended or supplemented, if required, to set forth the terms thereof. We will not receive any proceeds from the sale of the shares by the selling shareholders. Selling commissions, brokerage fees, any applicable stock transfer taxes and any fees and disbursements of counsel to the selling shareholders are payable individually by the selling shareholders.

     Each of the selling shareholders may be deemed to be an "Underwriter," as such term is defined in the Securities Act of 1933, as amended (the "Securities Act").

     On March 28, 2000, the last sale price of our common stock on the Nasdaq SmallCap Market was $37.00 per share.

     INVESTING IN THE SHARES INVOLVES CONSIDERABLE RISKS. SEE "RISK FACTORS" IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, WHICH IS INCORPORATED BY REFERENCE HEREIN.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR AN STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.


     The shares are not being offered in any jurisdiction where the offer is not permitted.


     You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

                         -------------------------------

                          PROSPECTUS DATED ______, 2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      WHERE YOU CAN FIND MORE INFORMATION

     Conductus, Inc. (the "Company") files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's Website at http://www.sec.gov.

     Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "CDTS." Reports, proxy and information statements and other information about us may be inspected at the office of the National Association of Securities Dealers, Inc., 9513 Key West Ave., Rockville, Maryland 20850.

     We have filed with the Commission a registration statement (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and its exhibits and schedules, certain items of which are omitted as allowed by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, we refer you to the Registration Statement and its exhibits and schedules.


                                   THE COMPANY

     Conductus, Inc. was founded in 1987 and is based in Sunnyvale, California. Conductus develops, manufactures and markets electronic components and systems based on superconductors for applications in the worldwide telecommunications market. For many applications, the unique properties of superconductors offer significant performance advantages over products based on conventional copper electronic components. These advantages, including improved sensitivities and efficiencies, can lower the cost or improve the performance of electronic components at the system level.




                                  OUR ADDRESS:
                                 Conductus, Inc.
                               969 W. Maude Avenue
                           Sunnyvale, California 94086
                                 (408) 523-9950

                                 USE OF PROCEEDS


     Conductus will not receive any proceeds from the sale of these shares of common stock.

                              PLAN OF DISTRIBUTION


     We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus forms a part, in connection with the future resale of these shares. We have agreed to keep this registration statement effective until the later of January 16, 2002 or the time all of these shares may be sold under Securities and Exchange Commission Rule 144 within a 90-day period (assuming exercise of all applicable warrants and conversion of applicable Series C preferred stock), or at least until these shares have been sold by the selling stockholders. Although we will receive no proceeds from this offering, we will bear all costs, expenses and fees in connection with this offering. The selling stockholders will bear any brokerage commissions or similar selling expenses related to their resale of their common stock.

     The common stock offered in this offering may be sold by the selling stockholders, from time to time, in the following manners:

     -     in the over-the counter market,
     -     on the Nasdaq SmallCap Market,
     -     in privately negotiated transactions, or
     -     by a combination of the above methods.

     The selling stockholders may sell at various fixed prices, at prevailing market prices or at negotiated prices. The selling stockholders may use broker-dealers to sell their shares. If this happens, these broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they acted as agents. These broker-dealers may receive compensation in excess of customary commissions.

                              SELLING SHAREHOLDERS


     The following table sets forth, as of March 3, 2000, information regarding ownership of our common stock by the selling shareholders, as adjusted to reflect the sale of the shares offered in this offering. The selling shareholders are divided into two groups. The first group will offer shares that were acquired from us by purchase under a common stock purchase agreement. The second group of selling shareholders will offer shares that will be acquired through the exercise of their warrants to purchase common stock and conversion of their shares of Series C preferred stock into shares of common stock. The ownership figures in the table below assume the conversion of all outstanding shares of Series C preferred stock into common stock and the exercise of all outstanding warrants to purchase common stock. Under this assumption, 14,537,726 shares of our common stock were outstanding as of March 3, 2000. The registration statement also covers any additional shares of common stock which become issuable in connection with these shares by reason of any stock dividend, stock split, recapitalization or similar transaction, including any dividends paid in common stock upon conversion of Series C preferred stock.

Alloy Management Partners LLC is the general partner of AMA98 Partners, LP, AMA98 Ventures, LP, AMA98 Corporate, LP and AMA98 Investors, LP. Dr. Shoch, the Chairman of the Board, is a Managing Member of Alloy Management Partners LLC and a limited partner of AMA98 Partners, LP. Martin A. Kaplan is a director of the Company.


                                                            THE NUMBER OF SHARES OWNED
                                                           PRIOR TO THIS OFFERING ASSUMES
                                                           ------------------------------
                                                         THE CONVERSION OF  THE EXERCISE                            PERCENTAGE
                                             NUMBER OF   SERIES C           OF WARRANTS                             OF
                                             SHARES      PREFERRED          FOR THE          NUMBER OF  NUMBER OF   CONDUCTUS'
NAME AND ADDRESS OF SELLING STOCKHOLDER      OWNED       STOCK INTO THE     FOLLOWING        SHARES     SHARES TO   COMMON STOCK
---------------------------------------      PRIOR TO    FOLLOWING NUMBER   NUMBER OF        OFFERED    BE OWNED    TO BE OWNED
                                             THIS        OF SHARES OF       SHARES           IN THIS    AFTER THIS  AFTER THIS
                                             OFFERING    COMMON STOCK*      OF COMMON STOCK  OFFERING   OFFERING    OFFERING
                                             --------    -------------      ---------------  --------   --------    --------
Snowdon LP...............................           0               0                 0      500,000          0            0

The Nevis Fund...........................           0               0                 0      500,000          0            0

Banner Partners Minaret..................     152,400         230,000            46,000      276,000    152,400            1.0

William H. Draper III Revocable Trust....      14,039          41,500             8,300       49,800     14,039           **

Fred M. Gibbons..........................      28,079          43,500             8,700       52,200     28,079           **

Micro Cap Partners, L.P..................     142,949         185,000            37,000      222,000    142,949            1.0

ACI Capital America Fund, L.P............           0         250,000            50,000      300,000          0            0

Cerebus International, Ltd...............           0         462,500            92,500      555,000          0            0

Pequod Investments, L.P.                            0         450,000            90,000      540,000          0            0

Pequod International, L.P................           0         323,000            64,600      384,600          0            0

Cerebus Partners, L.P....................           0         187,500            37,500      225,000          0            0

Steve Feinberg...........................           0         100,000            20,000      120,000          0            0

John Colton..............................           0          62,500            12,500       75,000          0            0

Amy Gallen...............................           0          50,000            10,000       60,000          0            0

TK Duggan................................           0          50,000            10,000       60,000          0            0

Doug Birmingham..........................           0          25,000             5,000       30,000          0            0

Bear Stearns & Co. Custodian for Jonathan
          Gallen IRA #051-35790..........           0          37,500              7500       45,000          0            0

Michael Hisler...........................           0           2,000               400        2,400          0            0

Charles Grimes ..........................           0         300,000            60,000      360,000          0            0

Bay Area Microcap Fund LP................           0         125,000            25,000      150,000          0            0

Seki Technotron Corp.....................           0          25,000             5,000       30,000          0            0


                                                            THE NUMBER OF SHARES OWNED
                                                           PRIOR TO THIS OFFERING ASSUMES
                                                           ------------------------------
                                                         THE CONVERSION OF  THE EXERCISE                            PERCENTAGE
                                             NUMBER OF   SERIES C           OF WARRANTS                             OF
                                             SHARES      PREFERRED          FOR THE          NUMBER OF  NUMBER OF   CONDUCTUS'
NAME AND ADDRESS OF SELLING STOCKHOLDER      OWNED       STOCK INTO THE     FOLLOWING        SHARES     SHARES TO   COMMON STOCK
---------------------------------------      PRIOR TO    FOLLOWING NUMBER   NUMBER OF        OFFERED    BE OWNED    TO BE OWNED
                                             THIS        OF SHARES OF       SHARES           IN THIS    AFTER THIS  AFTER THIS
                                             OFFERING    COMMON STOCK*      OF COMMON STOCK  OFFERING   OFFERING    OFFERING
                                             --------    -------------      ---------------  --------   --------    --------
Martin A. Kaplan.........................      43,500          25,000             5,000       30,000     43,500           **

AMA98 Partners, LP.......................           0          18,190             3,638       21,828          0            0

AMA98 Ventures, LP.......................           0         300,600            60,120      360,720          0            0

AMA98 Corporate, LP......................           0          36,070             7,214       43,284          0            0

AMA98 Investors, LP......................           0          45,140             9,028       54,168          0            0

Asset Management Partners................     222,222          50,000            10,000       60,000    222,222            1.5

Cypress Growth Fund III, LP..............           0         120,000            24,000      144,000          0            0

Cypress Growth Fund, L.P.................           0          30,000             6,000       36,000          0            0

The Pickard Family Trust.................           0          12,500             2,500       15,000          0            0

Bolsa VIII, LLC..........................           0          50,000            10,000       60,000          0            0

Gallagher Enterprises L.L.C..............           0          62,500            12,500       75,000          0            0

O'Reilly Family Revocable Trust of 1982..           0          25,000             5,000       30,000          0            0

O. Stuart Chase..........................           0          10,000             2,000       12,000          0            0

Eaglebrook School........................      23,612          10,000             2,000       12,000     23,612           **
-------------------------------------------------------------------------------------------------------------------------------

* Does not include shares of common stock issuable as dividends-in-kind upon conversion of Series C preferred stock.

** Less than 1%

                                  LEGAL MATTERS

     Orrick, Herrington & Sutcliffe LLP will pass upon the validity of the common stock offered in this offering.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Conductus, Inc. for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION


     We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to these shares of common stock. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We refer you to the registration statement and its exhibits and schedules for further information. Statements contained in this prospectus concerning the contents of any contract or any other document referred to are not necessarily complete; reference is made in each instance to the copy of such contract or document filed as an exhibit to the registration statement. Each such statement is qualified by such reference to such exhibit.

     The registration statement, including exhibits and schedules thereto, may be inspected without charge at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-900-SEC-0330. You may obtain copies of all or any part of the registration statement from the Commission after paying the prescribed fees. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

     All documents filed by Conductus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this prospectus but prior to the termination of the offering to which this prospectus relates shall be deemed to be incorporated by reference and made a part of this prospectus as of their respective filing dates. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies, supersedes or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

     The information relating to Conductus contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference herein.

     Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests should be submitted in writing or by telephone to
(468) 523-9950 to Chief Financial Officer, Conductus, Inc., at our principal executive offices, 969 W. Maude Avenue, Sunnyvale, California 94086.

                      INFORMATION INCORPORATED BY REFERENCE


     The following documents filed by the Company with the Commission (File No. 0-20540) pursuant to the 1934 Act are incorporated by reference in this
Prospectus:
1.       Our Annual Report on Form 10-K for the year ended December 31, 1999;
2. Our Proxy Statement for Annual Meeting of Stockholders held on August 19, 1999, filed with the SEC on July 13, 1999; and

3. Our Registration Statement No. 000-19915 on Form 8-A, filed with the SEC on January 29, 1998, pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Company's preferred share purchase rights.
4. Our Registration Statement No. 000-19915 on Form 8-A filed with the SEC on March 6, 1992, and amended on July 6, 1993, pursuant to Section 12(b) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Company's outstanding stock.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus but prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Prospectus.

     Upon written or oral request, we will provide without charge to each person to whom a copy of the Prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests should be submitted in writing or by telephone at (408) 523-9950 to Chief Financial Officer, Conductus, Inc., at the principal executive offices of the Company, 969 W. Maude Avenue, Sunnyvale, California 94086.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

                         --------------------------------

TABLE OF CONTENTS
                                                 PAGE

WHERE YOU CAN FIND MORE
   INFORMATION......................................2

THE COMPANY.........................................2

USE OF PROCEEDS.....................................3

PLAN OF DISTRIBUTION................................3

SELLING SHAREHOLDERS................................3

LEGAL MATTERS.......................................6

EXPERTS.............................................6

ADDITIONAL INFORMATION..............................6

INFORMATION INCORPORATED BY REFERENCE...............6



UNTIL _____ __, 2000 (25 DAYS AFTER THE DATE OF THIS

PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                         5,500,000 SHARES


                           COMMON STOCK


                          CONDUCTUS, INC.


                            ----------

                            PROSPECTUS

                            ----------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The fees and expenses we incur in connection with the offering are payable by us and, other than filing fees, are estimated as follows:

Securities and Exchange Commission Registration fee............................................       $54,995
Printing and engraving expenses................................................................        20,000
Legal fees and expenses........................................................................        10,000
Accounting fees and expenses...................................................................        10,000
Blue sky fees and expenses.....................................................................        10,000
Transfer agent fees............................................................................         5,000
Miscellaneous fees and expenses................................................................         5,005
                                                                                                    ---------
         Total.................................................................................     $ 115,000
                                                                                                      =======

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6, of the Registrant's bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors, a form of which is incorporated herein by reference. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 16.      EXHIBITS

     (A)  EXHIBITS

EXHIBIT NO.  DESCRIPTION
-----------  -----------
5.1          Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1         Consent of PricewaterhouseCoopers LLP
23.2         Consent of Orrick, Herrington & Sutcliffe LLP (included in the opinion filed as Exhibit 5.1)
24.1         Power of Attorney (See Page II-4).

---------------


ITEM 17.      UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the following provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 30th day of March, 2000.


CONDUCTUS, INC.




By: /S/  CHARLES E. SHALVOY
    ---------------------------------------
     Charles E. Shalvoy
     President and Chief Executive Officer

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Conductus, Inc., a Delaware corporation, do hereby constitute and appoint jointly and severally, Charles E. Shalvoy and Ron Wilderink, and each of them, the lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratified and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                          TITLE                                                    DATE
         ---------                          -----                                                    ----
  /S/ CHARLES E. SHALVOY                    President, Chief Executive                               March 30, 2000
------------------------------------------  Officer and Director
Charles E. Shalvoy                          (Principal Executive Officer)


  /S/ RON WILDERINK                         Vice President, Finance                                  March 30, 2000
------------------------------------------  Chief Financial Officer
Ron Wilderink                               (Principal Accounting Officer)



/s/ JOHN F. SHOCH                           Chairman of the Board of                                 March 30, 2000
------------------------------------------  Directors
John F. Shoch, Ph.D.


/s/ MARTIN COOPER
------------------------------------------  Director                                                 March 30, 2000
Martin Cooper


/s/ ROBERT JANOWIAK
------------------------------------------  Director                                                 March 30, 2000
Robert Janowiak


/s/ MARTY KAPLAN
------------------------------------------  Director                                                 March 30, 2000
Marty Kaplan
